UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 14, 2025

Cohen & Steers Income Opportunities REIT, Inc.

(Exact Name of Registrant as Specified in its Charter)

Maryland	333-269416	88-3609651
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS. Employer Identification No.)

1166 Avenue of the Americas

New York, New York 10036

(Address of Principal Executive Offices) (Zip Code)

(212) 832-3232

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 3.02.	Unregistered Sales of Equity Securities.

On January 14, 2025, pursuant to existing commitments to purchase Class P shares of common stock (“Class P shares”), Cohen & Steers Income Opportunities REIT, Inc. (the “Company”) issued 1,470,152 Class P shares of its common stock at a price of $11.03 per share to accredited investors and Cohen & Steers Capital Management, Inc., the Company’s external advisor (the “Advisor”), in a private placement for an aggregate purchase price of $16,217,840. Approximately 50% of such shares were issued to the Advisor as part of the Advisor’s commitment to invest an aggregate of $125 million in the Company’s shares of common stock. The offer and sale of these shares was exempt from the registration provisions of the Securities Act of 1933, as amended, pursuant to Section 4(a)(2) and Regulation D promulgated thereunder.

Item 7.01.	Regulation FD Disclosure.

On January 21, 2025, the Company issued a press release regarding the acquisition of an open-air shopping center in Orlando, Florida. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release, dated January 21, 2025

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COHEN & STEERS INCOME OPPORTUNITIES REIT, INC.

Date: January 21, 2025

	By:	/s/ Arjun Mahalingam
	Name:	Arjun Mahalingam
	Title:	Chief Financial Officer & Treasurer